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                                                                     EXHIBIT 5.1
                                   BRYAN CAVE
                            ONE METROPOLITAN SQUARE
                         211 NORTH BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                           FACSIMILE: (314) 259-2020

                               November 20, 1994

Board of Directors of
  LDDS Communications, Inc.
515 East Amite Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

     We have acted as special counsel for LDDS Communications, Inc., a Georgia corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to the proposed issuance of a maximum of 45,925,726 shares (the "Shares") of common stock, par value $.01, of the Company ("Common Stock") to the stockholders of IDB Communications Group, Inc., a Delaware corporation ("IDB"), pursuant to the Agreement and Plan of Merger dated as of August 1, 1994, by and among the Company, 123 Corp., a Delaware corporation wholly owned by the Company, and IDB (the "Merger Agreement").

     In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the Joint Proxy Statement/Prospectus included as part thereof, the Amended and Restated Articles of Incorporation and Bylaws of the Company, certificates of public officials, certificates and statements of officers of the Company, and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. We have also assumed the due authorization, execution and delivery of all documents.

     Based upon the foregoing, and in reliance thereon and subject to the qualifications and limitations stated herein, we are of the following opinions:

     1. The Company is a corporation validly existing under the laws of the State of Georgia; and

     2. When the Registration Statement, including any amendments thereto, shall have become effective under the Act, and the Shares have been issued in accordance with the terms of the Merger Agreement, then the Shares will be legally issued, fully paid and nonassessable.

     This opinion is not rendered with respect to any laws other than the latest codification of the Georgia Business Corporation Code (the "GBCC") available to us. We note that the Merger Agreement provides that it is governed by and is to be construed and interpreted in accordance with the internal laws of the State of Delaware but, in rendering the opinions expressed herein, we have assumed that such matters are governed exclusively by the GBCC and we express no opinion as to which law any court construing the Merger Agreement would apply. This opinion has not been prepared by attorneys admitted to practice in Georgia or Delaware.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the aforesaid Registration Statement on Form S-4 and to the use of our name under the caption "Legal Matters" in the Prospectus filed as part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                         Very truly yours,

                                         /s/  BRYAN CAVE

                                         BRYAN CAVE